Exhibit 24.1

                                POWER OF ATTORNEY

     The undersigned directors and/or officers of Diamond Shamrock, Inc., hereby constitute and appoint Timothy J. Fretthold, John V. Cottle and Todd Walker, or any of them, their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, to do any and all acts and things in their name and behalf in their capacity as a director and/or officer of Diamond Shamrock, Inc. and to execute any and all instruments for them and in their name in such capacity, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Diamond Shamrock, Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Annual Report on Form 10-K of Diamond Shamrock, Inc. for the year ended December 31, 1993, including without limitation, power and authority to sign for them, in their name in the capacity indicated above, such Form 10-K and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorneys-in-fact and agents, or their substitute or substitutes, or any one of them, shall do or cause to be done by virtue hereof.

/s/ R. R. HEMMINGHAUS                      /s/ E. GLENN BIGGS
R. R. Hemminghaus                          E. Glenn Biggs
Chairman of the Board and                  Director
President

/s/ ROBERT C. BECKER                       /s/ WILLIAM E. BRADFORD
Robert C. Becker                           William E. Bradford
Vice President and Treasurer               Director

/s/ GARY E. JOHNSON                        /s/ LAURO F. CAVAZOS
Gary E. Johnson                            Lauro F. Cavazos
Vice President and Controller              Director

/s/ B. CHARLES AMES                        /s/ W. H. CLARK
B. Charles Ames                            W. H. Clark
Director                                   Director


/s/ WILLIAM L. FISHER                      /s/ BOB MARBUT
William L. Fisher                          Bob Marbut
Director                                   Director

/s/ WILLIAM S. MCCONNOR                   /s/ KATHERINE D. ORTEGA
William S. McConnor                        Katherine D. Ortega
Director                                   Director

Dated:  March 1, 1994